UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

January 1, 2018

Date of report (date of earliest event reported)

BORQS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001- 37593	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building 23-A,
Universal Business Park
No. 10 Jiuxianqiao Road
Chaoyang District, Beijing, China 100015

(Address of Principal Executive Offices)

(86) 10-5975-6336

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 1, 2018, Borqs Technologies, Inc. (the “Company”) entered into an employment agreement with Anthony Kaikwong Chan, its Chief Financial Officer (“Employment Agreement”). The Employment Agreement has a term of two years, became effective immediately following the December 31, 2017 expiration of Mr. Chan’s existing consulting agreement, and is renewable.

Under the Employment Agreement Mr. Chan’s initial monthly base salary is $21,000 and he is eligible to receive an annual bonus, in an amount ranging from zero to 35% of his annual salary, based on satisfaction of performance objectives to be established by the Company’s Compensation Committee and the recommendation of the Company’s Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Employment Agreement, dated January 1, 2018, between Anthony Kaikwong Chan and Borqs Technologies, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORQS TECHNOLOGIES, INC.

/s/ Anthony K. Chan
Anthony K. Chan
Chief Financial Officer

Date: March 26, 2018

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